                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   Form 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Landstar System, Inc.



             (Exact name of registrant as specified in its charter)


              Delaware                                   06-1313069

(State of incorporation or organization)               (IRS Employer
                                                      Identification No.)

13410 Sutton Park Drive South
Jacksonville, Florida                                       32224
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                     ------
                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:

     Title of each class to              Name of each exchange on which each
        be so registered                     class is to be registered

Common Stock, par value $0.01 per share     NASDAQ National Market System

        Common Stock Rights                 NASDAQ National Market System

         The undersigned registrant, Landstar System, Inc. (the "Company"), hereby amends and supplements, as set forth below, Items 1 and 2 of the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on February 11, 1993 and amended on March 2, 1993 (as amended and including the exhibits thereto, the "Form 8-A"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Form 8-A.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE  REGISTERED
         --------------------------------------------------------

         The response to Item 1 in the Form 8-A is hereby amended by the addition of the following paragraph after the last paragraph thereof:

         Effective as of December 22, 2000, the Rights Agreement, dated as of February 10, 1993 (the "Rights Agreement"), between the Company and Mellon Investor Services LLC, as successor by merger to Chemical Bank, as Rights Agent (the "Rights Agent"), was amended (the "Amendment"). The Amendment is intended to reduce the risk that an investor inadvertently would become an Acquiring Person (as defined in the Rights Agreement) while the Company is engaged in a stock repurchase program. The Amendment changes the definition of "Acquiring Person" under the Rights Agreement, enabling investors under certain circumstances to rely on information in press releases or filings with the Commission in determining their percentage ownership of the Company's outstanding shares of common stock. A copy of the Amendment is attached hereto as Exhibit 2 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment.

ITEM 2.  EXHIBITS

                  EXHIBIT 1.        Rights Agreement, dated as of February
                                    10, 1993, between the Registrant and
                                    Chemical Bank, as Rights Agent (incorporated herein by reference to the Registration Statement on Form S-1, Commission File Number 33-57174, Exhibit 4.14).

                  EXHIBIT 2. Amendment No. 1 to Rights Agreement between the Registrant and Mellon Investor Services LLC, as successor by merger to Chemical Bank, as Rights Agent, dated as of December 22, 2000.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 LANDSTAR SYSTEM, INC
                                 (Registrant)


                                 By:          /s/ Michael L. Harvey
                                      Name:  Michael L. Harvey, Esq.
                                      Title:  Vice President & General Counsel


DATE:  December 22, 2000

                                  EXHIBIT INDEX


         EXHIBIT NO.                            DESCRIPTION
         -----------                            -----------

              1. Rights Agreement, dated as of February 10, 1993, between the Registrant and Chemical Bank, as Rights Agent (incorporated herein by reference to the Registration Statement on Form S-1, Commission File Number 33-57174, Exhibit 4.14).

              2. Amendment No. 1 to Rights Agreement between the Registrant and Mellon Investor Services LLC, as successor by merger to Chemical Bank, as Rights Agent, dated as of December 22, 2000.